Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 and the related prospectus of our report dated April 5, 2019, of our audit of the consolidated financial statements of Processa Pharmaceuticals, Inc. as of and for the years ended December 31, 2018 and 2017. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ BD & Co.

Owings Mills, MD

December 13, 2019